Exhibit 31.4
Certification of Principal Financial Officer
Pursuant to Rule 13a-14(a) of the
Securities Exchange Act of 1934

I, Daniel C. Sibley, certify that:

1)	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Reef Oil & Gas Income and Development Fund III, L.P. for the fiscal year ended December 31, 2009; and

2)
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  September 17, 2010

By:	/s/ Daniel C. Sibley
Daniel C. Sibley, Chief Financial Officer
and General Counsel of Reef Exploration, L.P.
(principal financial and accounting officer)

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